Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
First Charter Corporation:

We consent to incorporation by reference in the registration statements of First Charter Corporation on Form S-3 (No. 333-60641) and on Forms S-8 (Nos. 333-95003, 333-66362, 333-66354, 333-57710, 333-54019, 333-54021, 333-54023, 33-60949, and 333-71497), of our report dated January 14, 2003, relating to the consolidated balance sheets of First Charter Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2002, included in the 2002 Annual Report on Form 10-K of First Charter Corporation. Our report dated January 14, 2003 refers to the fact that on January 1, 2002, the Corporation adopted Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, and on October 1, 2002, the Corporation adopted Statement of Financial Accounting Standards No. 145 “ Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” and Statement of Financial Accounting Standards No. 147 “Acquisitions of Certain Financial Institutions”.

KPMG LLP

Charlotte, North Carolina
March 6, 2003